Exhibit 5.1

December 20, 2022

Appreciate Holdings, Inc.

6101 Baker Road, Suite 200

Minnetonka, MN 55345

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Appreciate Holdings, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the resale by the selling securityholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of up to (i) 37,265,500 shares (the “Resale A Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), (ii) 2,555,556 Class A Shares underlying the previously registered public warrants (the “Public Warrant Shares”) and (iii) 4,833,333 shares of Class A Common Stock issuable upon exercise of the Company’s private warrants (with the Public Warrant Shares, the “Warrant Shares”). The Registration Statement also relates to the registration of the 4,833,333 private warrants(together, with the Resale A Shares and Warrant Shares, the “Registrable Securities”) as described in further detail in the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date; (iii) the Amended and Restated Limited Liability Company Agreement of Appreciate Intermediate Holdings, LLC, dated as of November 29, 2022 (the “A&R LLC Agreement”); and (iv) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

December 20, 2022

Based upon and subject to the foregoing, we are of the opinion that the Registrable Securities already issued have been duly and validly issued and are fully paid and non-assessable. We are also of the opinion that the Class A Shares issuable upon exercise of the Warrants and upon exchange of the outstanding Class B common stock, par value $0.0001 per share when issued in accordance with the terms and conditions of the Warrants or exchange provisions (and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant such terms), the Class A Shares when issued will be duly and validly issued, fully paid and non-assessable, and (2) that the exchange provisions in the A&R LLC Agreement are legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ WINTHROP & WEINSTINE, P.A.